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                                CUSTODIAN AGREEMENT

                                AMENDMENT NUMBER ONE

          THIS AGREEMENT is made as of the 3rd day of May, 1993 by and between DIMENSIONAL INVESTMENT GROUP INC., formerly "DFA U.S. Large Cap Portfolio Inc.", a Maryland corporation (the "Fund") , and PNC BANK, NATIONAL ASSOCIATION, successor by merger to "Provident National Bank" ("PNC Bank").


                               W I T N E S S E T H :


          WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and
          WHEREAS, the Fund has retained PNC Bank to provide certain custodian services pursuant to a Custodian Agreement dated as of July 12, 1991 (the "Agreement") which, as of the date hereof, is in full force and effect; and

          WHEREAS, PNC Bank provided such services to the one class of shares of the Fund that was in existence on July 12, 1991; and

          WHEREAS, the Fund has since organized one new Portfolio, designated "The DFA 6-10 Institutional Portfolio" (the "New Portfolio"), and the parties hereto desire that PNC Bank shall provide the New Portfolio with the same services that PNC Bank provided to the original class of shares of the Fund pursuant to

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the Agreement.

          NOW, THFREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound, the parties hereto agree as follows:

          1.   The Fund has delivered to PNC Bank copies of:

               (a) Post-Effective Amendment Number 2 of the registration statement of the Fund, as effective with the U. S. Securities and Exchange Commission on May 3, 1993, wherein the New Portfolio is described;

               (b) The exhibits to such post-effective amendment, all of which pertain to the New Portfolio;

               (c) Amendment Number One dated May 3, 1993 of the Administration and Accounting Services Agreement between the Fund and PFPC Inc. dated as of July 12, 1991; and

               (d) Amendment Number One dated May 3, 1993 of the Transfer Agency Agreement between the Fund and PFPC Inc. dated as of July 12, 1991.

          2.  The Agreement hereby is amended effective May 3, 1993 by:

               (a) adding the following sentence immediately after the second sentence of Section 1 therein, "As of May 3, 1993, the Fund delivered to PNC Bank a Prospectus dated May 3, 1993 wherein a new class of Fund shares designated "The DFA 6-10 Institutional Portfolio" is described and the parties agree that the terms of


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this Agreement shall apply to the Portfolio described in such Prospectus.";

               (b) adding the following words, "and as amended May 3, 1993" after the words, "as filed with the SEC on May 14, 1991" in Section 2(i);

               (c) deleting the following words, "May 14, 1991" and inserting in lieu thereof, "May 3, 1993" in Section 5(a)(v); and

               (d)  deleting the first sentence of Section 25 and inserting in
lieu thereof:   "This Agreement shall continue in effect for one year from the date that The DFA 6-10 Institutional Portfolio begins to invest in securities pursuant to its investment objective and policies (the 'investment date')."

          3. The Fee Schedules of PNC Bank applicable to the New Portfolio shall be as agreed in writing from time to time.

          4. In all other respects the Agreement shall remain unchanged and in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number One to the Agreement to be executed by their


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duly authorized officers designated below on the day and year first above written.

                                   DIMENSIONAL INVESTMENT GROUP INC.


                                   By: /s/ Irene R. Diamant
                                      --------------------------------

                                   Title: Vice President
                                         -----------------------------



                                   PNC BANK, NATIONAL ASSOCIATION



                                   By: /s/ [Illegible]
                                      --------------------------------

                                   Title: Vice President
                                         -----------------------------


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